As filed with the Securities and
Exchange Commission on June 22, 2007                 Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               ------------------

                            INTEGRA BANK CORPORATION
             (Exact name of registrant as specified in its charter)


            INDIANA                                           35-1632155
State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification No.)

                              21 S.E. THIRD STREET
                                  P.O. BOX 868
                         EVANSVILLE, INDIANA 47705-0868
               (Address of Principal Executive Offices) (Zip Code)


              INTEGRA BANK CORPORATION 2007 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                 MARTIN M. ZORN
                              21 S.E. THIRD STREET
                                  P.O. BOX 868
                         EVANSVILLE, INDIANA 47705-0868
                     (Name and address of agent for service)

                                 (812) 461-5794
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                                DAVID C. WORRELL
                               BAKER & DANIELS LLP
                         600 EAST 96TH STREET, SUITE 600
                           INDIANAPOLIS, INDIANA 46240
                                 (317) 569-9600

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF SECURITIES          AMOUNT TO BE         OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
      TO BE REGISTERED             REGISTERED            PER SHARE              PRICE           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common stock, $1.00
stated value
  Shares not previously
  registered                        543,185(1)             22.33(2)         $ 12,129,321(2)         372.37(2)
  Shares previously
  registered                         56,815                  (3)                  (3)                  (3)
------------------------------------------------------------------------------------------------------------------
TOTAL                               600,000
------------------------------------------------------------------------------------------------------------------
Preferred stock purchase
rights                                (4)                    (4)                  (4)                 (4)
==================================================================================================================




(1) This Registration Statement registers 543,185 shares of common stock under the 2007 Equity Incentive Plan (the "2007 Plan"). In addition, this Registration Statement registers 56,815 shares of common stock under the 2007 Plan which were previously registered under the Registrant's registration statements on Form S-8 (File Nos. 333-75093 and 333-104745) (the "Prior Registration Statements") for offer or sale under the Registrants' 1999 Stock Option and Incentive Plan and 2003 Stock Option and Incentive Plan (the "Prior Plans"), and which may be offered or sold under the 2007 Plan (the "Carried Forward Shares"). The Carried Forward Shares consist of shares remaining available for issuance under the Prior Plans, but not any shares underlying any outstanding stock options or other awards under the Prior Plans as of April 18, 2007, the date the 2007 Plan was approved by the Registrant's shareholders. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers additional shares of common stock as may be offered or issued to present dilution resulting from stock splits, stock dividends, and similar transactions in accordance with the anti-dilution provisions of the 2007 Equity Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the common stock as reported by the Nasdaq Global Market on June 18, 2007, which was $22.33 per share.

(3) A total fee of $7,071 was paid by the Registrant in connection with the filing of the Prior Registration Statements, of which $239 related to the Carried Forward Shares. Pursuant to the Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8, the Registrant has carried forward the registration fees related to the Carried Forward Shares from the Prior Registration Statements.

(4) This Registration Statement also covers rights to purchase shares of Series A Junior Participating Preferred Stock, which are attached to and trade with the common stock. No additional consideration will be received by Integra Bank Corporation for the rights registered hereby.


================================================================================

             STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

     Integra Bank Corporation (the "Registrant") has filed this Registration Statement to register under the Securities Act of 1933 (the "Securities Act") the offer and sale pursuant to the Integra Bank Corporation 2007 Equity Plan (the "2007 Plan") of 543,185 shares of common stock, $1.00 stated value per share, of the Registrant (together with related preferred stock purchase rights), not previously registered under the Securities Act, and 56,815 shares of common stock, which were previously registered (as further described below).

     On December 20, 2006, the Registrant's Board of Directors adopted, subject to shareholder approval, the 2007 Plan. On April 18, 2007, the 2007 Plan was approved by the shareholders at the Registrant's annual meeting of shareholders. The Registrant desires to have the shares of common stock registered hereunder and issuable pursuant to the 2007 Plan to include those shares of common stock described above whose offer and sale were previously registered under the registration statement on Form S-8 (File No. 333-79163) filed on May 24, 1999 and registration statement on Form S-8 (File No. 333-104745) filed on April 25, 2003 (the "Prior Registration Statements"), for offer or sale under the Integra Bank Corporation 1999 Stock Option and Incentive Plan and the Integra Bank Corporation 2003 Stock Option and Incentive Plan (the "Prior Plans"), respectively. The shares carried over from the Prior Registration Statements are no longer available for new awards under the Prior Plans. This Registration Statement registers 543,185 shares of common stock, not previously registered, for offer or sale under the 2007 Plan. In addition, this Registration Statement registers 56,815 shares of common stock which were previously registered under the Prior Registration Statements for offer or sale under the Prior Plans and which may be offered or sold under the 2007 Plan (the "Carried Forward Shares"). The Carried Forward Shares consist of shares of common stock remaining available for issuance under the Prior Plans, but not any shares underlying any outstanding stock options or other awards under the Prior Plans as of April 18, 2007. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers any additional shares of the Registrant's common stock that become issuable under the 2007 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant's common stock.

     Consequently, in accordance with the Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8: (a) the Registrant is (i) carrying over the Carried Forward Shares from the Prior Registration Statements, and
(ii) registering the offer and sale of an additional 543,185 shares of common stock, of which all 600,000 shares may be offered and sold under the 2007 Plan pursuant to this Registration Statement; and (b) the registration fee of $293 allocable to the Carried Forward Shares carried over from the Prior Registration Statements and paid in connection with the Prior Registration Statements is carried over to this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Integra Bank Corporation 2007 Equity Incentive Plan (the "Plan") covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as amended March 27, 2007;

          (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

          (3) The Registrant's Current Reports on Form 8-K filed with the Commission on January 9, 2007 (as amended January 10, 2007), March 9, 2007, April 10, 2007, April 17, 2007 and April 20, 2007;
               and

          (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A filed with the Commission on June 12, 1998 and the description of the preferred stock purchase rights contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on July 31, 2001, including any amendment or report filed for the purpose of updating such descriptions.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed on Form 8-K.

     The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, 21 S.E. Third Street, Evansville, Indiana 47708, telephone (812) 464-9677.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding to which the director or officer was a party because of serving as a director or officer of the corporation.

     The Registrant may also voluntarily undertake to provide for indemnification of directors, officers and employees of the Registrant against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer or employee. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the Board of Directors must have determined that such persons acted in good faith in what they reasonably believed to be the best interests of the Registrant (or at the last not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful).

     In addition, the Registrant has a directors' and officers' liability and company reimbursement policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The list of Exhibits is incorporated herein by reference to the Index of Exhibits.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to
               Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on June 20, 2007.

                                       INTEGRA BANK CORPORATION


                                       By: /s/ Michael T. Vea
                                           -------------------------------------
                                           Michael T. Vea
                                           Chairman of the Board,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Michael T. Vea, Martin M. Zorn and Archie M. Brown, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Michael T. Vea, Martin M. Zorn and Archie M. Brown, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.



         Signature                                    Title                               Date
         ---------                                    -----                               ----
/s/ Michael T. Vea                     Chairman of the Board, President,              June 20, 2007
-------------------------------        Chief Executive Officer and Director
Michael T. Vea                         (Principal Executive Officer)

/s/ Martin M. Zorn                     Executive Vice President and Chief             June 20, 2007
-------------------------------        Financial Officer (Principal Financial
Martin M. Zorn                         Officer)

/s/ Michael B. Carroll                 Senior Vice President and Controller           June 20, 2007
-------------------------------        (Principal Accounting Officer)
Michael B. Carroll

/s/ Roxy M. Baas                       Director                                       June 20, 2007
-------------------------------
Roxy M. Baas

/s/ Sandra Clark Berry                 Director                                       June 20, 2007
-------------------------------
Sandra Clark Berry

/s/ Dr. H. Ray Hoops                   Director                                       June 20, 2007
-------------------------------
Dr. H. Ray Hoops


         Signature                                    Title                               Date
         ---------                                    -----                               ----
/s/ George D. Martin                   Director                                       June 20, 2007
-------------------------------
George D. Martin

/s/ Thomas W. Miller                   Director                                       June 20, 2007
-------------------------------
Thomas W. Miller

/s/ Arthur D. Pringle, III             Director                                       June 20, 2007
-------------------------------
Arthur D. Pringle, III

/s/ Bradley M. Stevens                 Director                                       June 20, 2007
-------------------------------
Bradley M. Stevens

/s/ Richard M. Stivers                 Director                                       June 20, 2007
-------------------------------
Richard M. Stivers

/s/ Robert W. Swan                     Director                                       June 20, 2007
-------------------------------
Robert W. Swan

/s/ Robert D. Vance                    Director                                       June 20, 2007
-------------------------------
Robert D. Vance

/s/ William E. Vieth                   Director                                       June 20, 2007
-------------------------------
William E. Vieth

/s/ Daniel T. Wolfe                    Director                                       June 20, 2007
-------------------------------
Daniel T. Wolfe

                               INDEX OF EXHIBITS

Exhibit
  No.                             Description of Exhibit
-------                           ----------------------

  4.1 Restated Articles of Incorporation of Integra Bank Corporation (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-A/A dated June 12, 1998).

  4.2 Articles of Amendment dated May 12, 2000 of Integra Bank Corporation (incorporated by reference to Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the period ending September 30,
          2000).

  4.3 Articles of Amendment dated July 18, 2001 of Integra Bank Corporation (included and incorporated by reference in Exhibit 4.5 below)

  4.4     By-Laws of Integra Bank Corporation (as amended through February 18,
          2004) (incorporated by reference to Exhibit 3.4 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005).

  4.5 Rights Agreement, dated July 18, 2001, between Integra Bank Corporation and Integra Bank N.A., as Rights Agent. The Rights Agreement includes the form of Articles of Amendment setting forth terms of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated July 18, 2001).

  4.6 Amendment to Rights Agreement dated September 15, 2004, between Integra Bank Corporation and Integra Bank N.A., as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated September 16, 2004).

  4.8 Integra Bank Corporation 2007 Equity Incentive Plan (incorporated herein by reference to Appendix A to the Registrant's Definitive Proxy Statement dated March 16, 2007.)

  5 Opinion of Baker & Daniels LLP regarding legality of the securities being registered.

 23.1     Consent of Crowe Chizek and Company LLC.

 23.2     Consent of PricewaterhouseCoopers LLP.

 23.3     Consent of Baker & Daniels LLP (included in Exhibit 5).

 24 Powers of Attorney (included on the Signature Page of this Registration Statement).